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                                                                  EXHIBIT 10.1


                      [LASALLE NATIONAL BANK LETTERHEAD]


July 29, 1997

Mr. Eric L. Duckler
Assistant Vice President
Bank One, Illinois, NA
111 North Canal Street
Chicago, IL 60606-7280

Mr. Dennis J. Rebman
Vice President/Portfolio Manager - Workout
Fleet Capital Corporation
20800 Swenson Drive
Waukesha, WI 53186

Mr. Robert D. Idzi
Chief Financial Officer
Search Financial Services, Inc.
600 N. Pearl St.
Dallas, TX 75201-2899

Re:     Search Financial Services/Dealers Alliance

Gentlemen;

This is to confirm the terms of extension that we have recently discussed. Please review these and sign in the space provided below indicating your agreement. Jeff Elegant of Jenner & Block will be preparing a formal extension of our documentation over the next few days.

Extension Period:         90 Days until November 3, 1997.

Prepayment:               Search shall prepay the facility by $2,000,000 on or
                          before August 4, 1997. Concurrently the permitted over-advance shall be permanently reduced by $2,000,000.

Interest Rate:            The interest rate shall be increased by 1% as of
                          August 4, 1997.

Refinancing Fee:          5% of the outstanding amount as of August 4, 1997.
                          50% of this fee is due and payable on August 4, 1997
                          50% of this fee is due August 4, 1997 and payable
                          November 3, 1997, if there is any outstanding amount under the facility.

Covenant Modifications:   Tangible Net Worth Requirement reduced to $15,000,000
                          as of June 30, 1997.

                          Minimum cash on hand reduced to $1,000,000 as of June 30, 1997.

All other terms of the agreement shall remain in forced as originally agreed.

In addition consent is being granted for LaSalle National Bank to enter into the MS Financial, Inc. transaction of which Search Financial Services will be a guarantor.

Very truly yours,

/s/ TERRY M. KEATING

Terry M. Keating
First Vice President

Acknowledged and Agreed to:


/s/ ROBERT D. IDZI
-------------------------------   ---------------------   ----------------------
Search Financial Services, Inc.   Bank One, Illinois NA   Fleet Capital
Robert D. Idzi                                            Corporation
 SE VP & CPO
   8/1/97